UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2023

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 Airport Parkway, San Jose, California	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HTBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 5.02	APPOINTMENT OF CERTAIN OFFICERS

On July 31, 2023, Heritage Commerce Corp (the “Company”), the holding company for Heritage Bank of Commerce (the “Bank”) issued a press release announcing the appointment of Susan Just, age 57, as the Bank’s Chief Credit Officer effective September 7, 2023. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Ms. Just is expected to enter into an employment contract upon commencement of her employment providing for a base salary of $340,000 per year, and for bonus eligibility and other terms and benefits substantially equivalent to the Company’s other senior executive officers. Once effective, this agreement will be filed in an amendment to this Report or as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023. Ms. Just has served for the past two years as Executive Vice President and Chief Credit Officer for Santa Cruz County Bank. Prior to that time she served in senior credit administration roles at J.P. Morgan Chase, First Chicago Bank & Trust, Northern Trust Bank and TCF. Ms. Just holds a Bachelor of Business Administration and Marketing from Loyola University of Chicago and a Master of Business Administration from Kellogg School of Management at Northwestern University.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(D) Exhibits.

99.1	Press Release, dated July 31, 2023, entitled “Heritage Commerce Corp Hires Susan Just as Chief Credit Officer”

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 2023

Heritage Commerce Corp

By:	/s/ Lawrence D. McGovern
Name: Lawrence D. McGovern
Executive Vice President and Chief Financial Officer

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